UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2022

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-55018 (Commission File Number)	46-2111820 (IRS Employer Identification No.)

5580 Peterson Lane, Suite 120 Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On January 28, 2022, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” or “us”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with J. Scott Suggs, a member of our Board of Directors (the “Purchaser”), pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, a Promissory Note (the “Note”).

The Note was purchased for, and has an initial face amount of, $400,000. The Note accrues interest at 18% per annum, compounded monthly (at the end of each month), until the earlier of (i) January 26, 2023 (the “Maturity Date”) or (ii) ten days from the date that the Company’s common stock is listed on a national exchange and that the Company receives funding under any underwritten offering in connection therewith (the “Pre-Payment Date”), when all accrued interest and outstanding principal under the Note is required to be paid in a single lump sum. If the Pre-Payment Date occurs prior to the Maturity Date, the Company will be required to pay a prepayment penalty equal to the outstanding principal balance of the Note multiplied by 25.44% ($101,760), less the amount of total accrued interest owed under the Note as of the Pre-Payment Date (the “Pre-Payment Penalty”). No Pre-Payment Penalty will be due if the Note is repaid on the Maturity Date, provided the Pre-Payment Date has not previously occurred. Other than on the Pre-Payment Date, the Company has no right to accelerate payments or prepay the Note, except with the prior written approval of the Purchaser.

The Note is unsecured. So long as the Company has any obligation under the Note, the Company is prohibited from selling, leasing or otherwise disposing of any significant portion of its assets outside the ordinary course of business without the prior written consent of the holder of the Note.

The Note contains certain customary events of default, including failure to pay amounts due under the Note (subject to a five day cure period); breach of the Company’s covenants under the Note, subject to a 20 day cure period; breach of the representations and warranties of the Company; the occurrence of certain bankruptcy related events; the delisting of the Company’s common stock from a national securities exchange or the OTC Markets; failure to comply with the requirements of the Securities Exchange Act of 1934, as amended; dissolution, liquidation, cessation of operations; certain financial statement restatements; replacement of the Company’s transfer agent; and certain cross-defaults of other agreements entered into with the Purchaser. Upon the occurrence of an event of default under the Note, the Note becomes immediately due and payable and we are required to pay the Purchaser the principal, accrued interest, Pre-Payment Penalty, and default interest due under the Note. If such default amount is not paid within five business days of written notice thereof from the Purchaser, the Purchaser can convert the amount due to the Purchaser into common stock of the Company as discussed below.

Upon an event of default under the Note, the amounts due to the holder of the Note may be converted, in whole or part, by the holder, into common stock of the Company, at a conversion price equal to the greater of (a) $0.000075 per share (subject to equitable adjustment for stock splits and stock dividends); and (b) 75% of the average closing bid price of the Company’s common stock, on the principal securities exchange or market where the Company’s common stock is then quoted or traded, for the five trading days immediately prior to the date of conversion (the “Variable Conversion Rate”). We agreed to reserve six times the number of shares of common stock then issuable upon conversion of the Note, initially equal to a total of 10,813,793 shares of common stock. If we fail to deliver shares of common stock to the holder of the Note upon the conversion thereof within three business days, we agreed to pay the holder $2,000 per day in cash, to the extent such failure is not the result of a third party. The conversion of the Note is subject to a beneficial ownership limitation of 4.99%, preventing such conversion by the holder thereof, if such exercise would result in such holder and its affiliates, exceeding ownership of 4.99% of our common stock.

The closing of the transactions contemplated by the Purchase Agreement, including the sale of the Note, occurred on January 28, 2022.

The Purchase Agreement included standard and customary representations of the parties; and included certain positive and negative covenants (including obligations to indemnify the Purchaser in certain cases upon breach thereof), which included the requirement that we use the funds raised through the sale of the Note only for working capital, and that we reimburse $3,750 of the Purchaser’s attorney’s fees.

The foregoing summary of the Purchase Agreement and Note, is qualified in its entirety by reference to the full text of the Purchase Agreement and Note, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 in their entirety, by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Note, and the Note attached hereto as Exhibit 10.1, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Note and the sale of the Note, is incorporated by reference into this Item 3.02 in its entirety. We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the sale of the Note, since the foregoing sale did not involve a public offering, the recipient was an “accredited investor”, the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

In the event the Note is converted in full on the Maturity Date, without taking into account any default interest, Pre-Payment Penalty, or other penalties which may accrue thereunder, a maximum of 6,293,333,333 shares of common stock would be issuable to the holder thereof upon conversion thereof, provided that this maximum number of shares assumes that the Variable Conversion Rate would be equal to or less than $0.000075 per share.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Purchase Agreement and Note, and the form of Purchase Agreement and Note attached hereto as Exhibits 10.1 and 10.2, including, but not limited to, the restrictions on the Company’s use of working capital and other limitations upon the payment of dividends thereunder are incorporated by reference into this Item 3.03 in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1*	Securities Purchase Agreement dated January 28, 2022, by and between Rapid Therapeutic Science Laboratories, Inc., and J. Scott Suggs.

10.2*+	$400,000 Promissory Note dated January 28, 2022, by Rapid Therapeutic Science Laboratories, Inc., in favor of J. Scott Suggs.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

*Filed herewith.

+Certain personal information has been redacted from the exhibit (and replaced with X's) in accordance with Item 6.01(a)(6) of Regulation S-K, as disclosure of such information would constitute an unwarranted invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: February 1, 2022

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer